UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
April 24, 2007
Date of Report (Date of earliest event reported)
FIRST COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 989 Bluefield, Virginia	24605-0989

(Address of principal executive offices)	(Zip Code)
(276) 326-9000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
On April 24, 2007, First Community Bancshares, Inc. (the “Company”) held its annual meeting of shareholders. Prepared remarks from John M. Mendez, Chief Executive Officer, follow:
We are at an unsure point in the economic cycle with the convergence of a real estate slowdown, an unusual treasury yield curve, and a series of ambiguous leading indicators.
These factors present a unique challenge for the financial services industry. Many companies are struggling with the unsure effects of re-pricing mortgage assets compounded by the use of non-traditional mortgage features such as option arms, interest-only products, deeply discounted margins, and high loan –to-values.
I am happy to report that our company has not participated in the “non-traditional” mortgage product set and to date we have experienced good metrics in mortgage payment and performance.
The interest rate environment, on the other hand, is something that all financial institutions are forced to deal with. The inverted position, or twisted shape, of the yield curve forces us to be more efficient than ever before. Most financial companies have experienced margin compression as a result of rising short-term interest rates contrasted with stable and historic low long-term rates. This creates pressure on margins, particularly for companies with asset portfolios that have significant allocations to U.S. Treasury and Agency debt instruments and collateralized mortgage obligation instruments.
While we have experienced margin compression within our company, we have countered that effect, in part, with our asset sensitivity in the commercial real estate portfolio and with a very significant efficiency program, which has resulted in significant reductions in our operation cost structure.
Throughout 2006, we were able to complete the first phase of the consolidation of loan and deposit operations, and that has yielded significant efficiencies in personnel and other operating costs. The whole of our operations are now centralized within our Princeton, West Virginia, operations center. This consolidation should provide lasting economies to maintain our industry-leading efficiency ratio. This year, 2007, we are engaged in the second phase of our consolidation, which should yield additional efficiencies in our lending function and economies in the loan approval and documentation areas. While we have always operated in an efficient manner and well above industry averages, we are now using new technologies in document capture, imaging and central processing that enable us to further enhance our cost structure and efficiency.
Asset quality throughout 2006 was superior in contrast with the industry and our own historical performance measures. In the first quarter of 2007, we are seeing a continuation of those trends, and actual improvement, over that record performance in 2006. Asset quality and efficiency have been, and will continue to be, keys to our strong operating results.
Our results of operations set new records in 2006. Net income reached $29 million, or $2.57 diluted earnings per share. This represents an increase of 10% over the previous year and set the new record for both net income and earnings per share.
Our returns on assets and equity were also strong at 1.46% and 14.32%. These are levels that compare very favorably with our peers in the industry. Our 1.46% return on assets, for example, compares with 1.13% for our peers as last reported for 2006.

The market recognized our strong performance in 2006 as we saw a 27% increase in the market value of our common stock during the calendar year 2006, closing at $39.56 per share.
Cash dividends also increased in 2006 to $1.04 per share, up 2%. This represents the 15th consecutive year of increases in our annual dividend rate. We were recognized as a Mergent Dividend Achiever on the basis of our long-standing record of increases in stockholder dividends. We are also on track in 2007 for our 16th year of consecutive increase with our quarterly dividend at $.27 per share.
So, despite a difficult operating environment in 2006, we were able to produce, what we believe, were industry leading results.
In 2006 the stage was set for continued expansion and growth of our company as we acquired new assets in the form of branch facilities and a new base of wealth management advisory personnel. We made a very important move in the area of Wealth Management in late 2006 with our acquisition of Investment Planning Consultants. This is an outstanding group of investment professionals who are working hard to extend investment services throughout our company. In the short five months since our affiliation, we have heard many success stories and we are excited about the future of this business.
Also during 2006, we initiated construction on six new branches in key markets targeted for continued growth. Our two newest branches were opened in Winston-Salem in March and we are presently working toward the opening of a new branch in Daniels West Virginia to augment our Raleigh County presence.
A new branch in Summersville, West Virginia, is also nearing construction and we have broken ground on a new Richmond area branch in Mechanicsville, Virginia, and we are also in the process of establishing a new branch at the entrance to the Chesterfield Towne Center in Midlothian, Virginia.
Our most recent announcement in the branch category is the upcoming Princeton Crossing branch in the eastern portion of Mercer County. This branch has been in the planning for over a year and should be opening its doors in late summer. This branch is very significant to us and to the Mercer County market, because it represents the first ever commitment to retail banking in the eastern portion of Mercer County, by any bank. Since our work on expansion of convenient retail banking in the eastern portion of the county, several other banks have announced plans for facilities in this area. We expect to be the first bank to offer services in this area and see this as an expression of our commitment to all of Mercer County and Southern West Virginia, and maintenance of our 40% market share in this key market.
In the coming weeks you will see a new campaign by our company positioning us as Mercer County’s most convenient bank. We are pleased to see that other banks have followed our lead and we pledge to provide the best in service to our new and existing customers in the areas surrounding the Princeton Crossing retail center.
You have heard that 2006 was a record-setting year in terms of financial results and it was also a year of expansion. With that in mind, we would like to tell you about what we think are some very exciting plans that lay ahead for our company. Currently, we are also preparing for the rollout of a new retail strategy. This is a strategy that is designed to increase our penetration and retention of core retail business. This project will also bring a fresh new look to retail products, a very aggressive and visible marketing campaign, and a new level of commitment to our retail customers.
In order to support our new retail strategy and to further enhance our commercial services, we have initiated a reorganization of our business to focus on distinct business lines. Toward that objective, we are pleased to announce the recent appointment of Richard Ocheltree as Executive Vice President –

Commercial Services and Michelle Gaydica as Senior Vice President and Director of Retail Banking. These are two very experienced banking executives and come with the background, experience and energy to lead these two key lines of business, working seamlessly to coordinate the activities of two lines and align the business processes, marketing and training within our organization with the unique needs of our retail, small business and commercial customers. We also expect to achieve additional economies of operation from this new, streamlined organization. These economies should assist us in continuing enhancement of profitability. Together our new retail strategy, our business reorganization, and our continuing expansion in new and existing markets, make this, possibly, the most exciting time in the history of our company. We are very excited about these opportunities and we are working hard to deliver improved results and an engaging environment for our clients and customers.
This Current Report on Form 8-K contains forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements contained within this news release.
In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.
Date: April 24, 2007	By:	/s/ David D. Brown
David D. Brown
Chief Financial Officer